Exhibit 4(b) EXECUTION COPY 4884-1338-1133 v.13 AMENDMENT NO. 1 TO THE SHARE PURCHASE AGREEMENT This Amendment No. 1, dated as of May 10, 2022 (this “Amendment”), to the Share Purchase Agreement, dated as of September 21, 2021 (as amended, modified or supplemented from time to time in accordance with its terms, the “Purchase Agreement”), by and among Mitsubishi UFJ Financial Group, Inc., a joint stock company (kabushiki kaisha) organized under the laws of Japan (“Seller Holdco”), MUFG Americas Holdings Corporation, a corporation organized under the laws of the state of Delaware and a wholly owned Subsidiary of Seller Holdco (“Seller” and, collectively with Seller Holdco, “Sellers”) and U.S. Bancorp, a corporation organized under the laws of Delaware (“Purchaser”). RECITALS WHEREAS, in accordance with Section 8.2 of the Purchase Agreement, the parties hereto wish to amend the Purchase Agreement as set forth below. NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows: 1. Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. 2. Amendments. The parties acknowledge and agree that, effective on and as of the date hereof: (a) Section 1.1 of the Purchase Agreement shall be amended by: (i) inserting the following term in the appropriate alphabetical order: “Bridge Account Interface Agreement” has the meaning set forth in Section 5.25.” “Client Hedge Transactions” has the meaning set forth in the Derivatives, Loans and Letters of Credit Agreement. “Derivatives, Loans and Letters of Credit Agreement” has the meaning set forth in Section 5.22. “Excluded Commercial Card Business” has the meaning set forth in the Excluded Commercial Card Business P&A Agreement.

2 4884-1338-1133 v.13 “Excluded Commercial Card Business P&A Agreement” has the meaning set forth in Section 5.22. “Excluded Hedge Transactions” has the meaning set forth in the Derivatives, Loans and Letters of Credit Agreement. “GCIB Deposits Agreement” has the meaning set forth in Section 5.22. “GCIB Group A Deposits” means deposit liabilities of depositors primarily related to, or used primarily in connection with, the Excluded Assets and Liabilities, including those customers as of December 31, 2021 as listed on Schedule 5 attached hereto (it being understood, that Parent Bank may update the list of customers as of December 31, 2021 included on Schedule 5 to reflect such customers on such date and in such manner as agreed to by the parties to the GCIB Deposits Agreement), subject to the treatment of Excluded Clients (as defined in the GCIB Deposits Agreement) in accordance with the GCIB Deposits Agreement. “GCIB Group C Deposits” means deposit liabilities of such depositors of the GCIB business as listed on Schedule 5 attached hereto (it being understood, that Parent Bank may update the list of customers as of December 31, 2021 included on Schedule 5 to reflect such customers on such date and in such manner as agreed to by the parties to the GCIB Deposits Agreement), subject to the treatment of Excluded Clients (as defined in the GCIB Deposits Agreement) in accordance with the GCIB Deposits Agreement. “Stranded Loans” has the meaning set forth in the Derivatives, Loans and Letters of Credit Agreement. “Stranded LOCs” has the meaning set forth in the Derivatives, Loans and Letters of Credit Agreement. “Stranded Trades” has the meaning set forth in the Derivatives, Loans and Letters of Credit Agreement. “Transferred FIG Portfolio” means assets and liabilities associated with the products and services provided to correspondent bank clients of the Bank as set forth on Schedule 6 attached hereto. “Vendor Contracts Separation Framework” has the meaning set forth in Section 5.28. (ii) amending and restating each of the following definitions in its entirety as follows: “Excluded Customer” means any customer that is (a) a private equity or

3 4884-1338-1133 v.13 other fund sponsor and its individual funds and portfolio companies or (b) a Japanese Corporate Customer and any Person that is directly or indirectly controlled by a Japanese Corporate Customer, provided that, in the case of (a), such private equity or other fund sponsor, and in the case of (b), such Japanese Corporate Customer, is identified on the list of Excluded Customers to be delivered by Sellers to Purchaser pursuant to Section 5.7(b). “P&A Agreement” means the Amended and Restated Excluded Assets and Liabilities Purchase and Assumption Agreement, dated May 10, 2022 by and among the Bank, the Bank’s subsidiaries named therein, Seller and Seller Bank, as amended by Amendment No. 1 thereto and any further amendments thereto from time to time as mutually agreed by the parties thereto and Purchaser. “Transaction Documents” means this Agreement, the P&A Agreement, the Transitional Services Agreement, the Reverse Transitional Services Agreement, the Registration Rights Agreement, the Derivatives, Loans and Letters of Credit Agreement, the Excluded Commercial Card Business P&A Agreement and the GCIB Deposits Agreement. (b) ARTICLE 3 of the Purchase Agreement shall be amended by replacing the words “(the “Sellers’ Disclosure Schedule”)” in the lead-in paragraph in their entirety with “(as amended by Amendment No. 1 thereto and any further amendments thereto from time to time as mutually agreed by the parties hereto, the “Sellers’ Disclosure Schedule”). (c) Section 2.3 of the Purchase Agreement shall be amended by adding the following as a new clause (f): “Notwithstanding the treatment of the GCIB Group A Deposits as part of the Excluded Assets and Liabilities, the liabilities of the Bank associated with the GCIB Group A Deposits (and, for the avoidance of doubt, the liabilities associated with the GCIB Group C Deposits) (i) as of the Estimated Closing Balance Sheet Date, shall be liabilities of the Bank on the Estimated Closing Balance Sheet and the corresponding determinations of Estimated TBV and Estimated Purchase Price and (ii) as of the close of business on the day immediately preceding the Closing Date, shall be treated as liabilities of the Bank on the Closing Balance Sheet and the corresponding determinations of Closing TBV and Purchase Price.” (d) Section 2.3 of the Purchase Agreement shall be amended by adding the following as a new clause (g): “Notwithstanding the treatment of the Commercial Card Business as part of the Excluded Assets and Liabilities, the assets and liabilities of the

4 4884-1338-1133 v.13 Commercial Card Business (i) as of the Estimated Closing Balance Sheet Date, shall be assets and liabilities of the Bank on the Estimated Closing Balance Sheet and the corresponding determinations of Estimated TBV and Estimated Purchase Price and (ii) as of the close of business on the day immediately preceding the Closing Date, shall be treated as assets and liabilities of the Bank on the Closing Balance Sheet and the corresponding determinations of Closing TBV and Purchase Price. Seller shall cause the Bank to have, as of the Closing, in an amount of cash at least equal to the amount of the liabilities of the Bank associated with the Group A Deposits and Group C Deposits plus the Excess Capital Amount, if applicable, in accordance with Section 5.15.” (e) Section 3.7 of the Purchase Agreement shall be amended by: (i) replacing the last sentence of Section 3.7(b) in its entirety with the following: “Sellers have made available to Purchaser a true, correct and complete copy of each Material Contract other than the Related Party Contracts; provided that the Related Party Contracts set forth in Section 5.12(a) of the Sellers’ Disclosure Schedule shall be scheduled or provided by Sellers pursuant to Section 5.12(a).” (ii) adding the following as a new clause (c): “All Related Party Contracts have been entered into on terms the Bank reasonably believes to be on arms’-length. Except for those entered into in connection with the Transactions, all Related Party Contracts set forth in Section 5.12(a)(7) of the Sellers’ Disclosure Schedule have been entered into in the ordinary course of business of the Bank. All outstanding Intercompany Receivables or Intercompany Payables under the Contracts set forth in Section 5.12(a) of the Sellers’ Disclosure Schedule have been earned or incurred in the ordinary course of business of the Bank and in compliance with applicable Law and are recorded on the balance sheet of the Bank in accordance with GAAP, except as would not, individually or in the aggregate, reasonably be expected to be material to the Bank and the Transferred Subsidiaries, taken as a whole.” (f) Section 5.2(a) of the Purchase Agreement shall be amended and restated in its entirety as follows: “Except as (i) set forth in Section 5.2(a) of the Sellers’ Disclosure Schedule, (ii) is necessary and commercially reasonable in response to a Contagion Event or Contagion Event Measures, subject to Sellers providing Purchaser with advance notice and obtaining Purchaser’s prior written consent in respect of any such action (unless it is not reasonably practicable under the circumstances to provide such prior notice and obtain prior consent, in which case Sellers shall provide notice to

5 4884-1338-1133 v.13 Purchaser as soon as reasonably practicable), or (iii) otherwise required or expressly contemplated by the Transaction Documents, from the date hereof until the earlier of the Closing Date or the termination of this Agreement, the Sellers shall cause the Bank and the Transferred Subsidiaries to (1) carry on their businesses in the ordinary course of business in all material respects; (2) use commercially reasonable efforts to preserve their present business organizations and relationships; and (3) use commercially reasonable efforts to preserve the rights, franchises, goodwill and relations of their customers, clients and others with whom business relationships exist; provided, that this Section 5.2(a) shall not apply to the Excluded Assets and Liabilities.” (g) Section 5.5 of the Purchase Agreement shall be amended by replacing “two (2) years” with “seven (7) years” and adding to the end of Section 5.5 the following: “Each of Sellers and Purchaser further agree that, for a period of seven (7) years following the Closing Date, if a Receiving Party has access to or receives Confidential Information of a Disclosing Party, it shall, and shall cause its Affiliates or their Representatives to, keep the Confidential Information as confidential and secret as its own similarly confidential documents and information, and shall employ such procedures (including employee trainings) as reasonably necessary to control the copying, accessing and distribution of any such Confidential Information.” (h) Section 5.10(g) of the Purchase Agreement shall be replaced in its entirety with the following: “Prior to the Effective Time, Sellers shall take any and all actions required to transfer the sponsorship of the Bank’s 401(k) Plan and the Bank’s 401(k) Plan Trust (together, the “Bank 401(k) Plan”) to Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) effective immediately prior to and contingent upon the occurrence of the Effective Time. As soon as practicable following the Effective Time, Sellers and their Affiliates shall make its employer matching contribution to the Bank 401(k) Plan in respect of the Business Employees, pro-rated to reflect the portion of the plan year completed prior to the Closing. The Bank and the Purchaser shall take any and all actions as may be required, including amendments to the Bank 401(k) Plan and/or the tax-qualified defined contribution retirement plan designated by Purchaser (the “Purchaser 401(k) Plan”) to permit each Continuing Employee to make rollover contributions of “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code, including of loans) in the form of cash, notes (in the case of loans) or a combination thereof, in an amount equal to the full account balance distributed or distributable to such Continuing Employee from the Bank 401(k) Plan to the Purchaser 401(k) Plan, as promptly as reasonably practicable following the completion of the

6 4884-1338-1133 v.13 transition of such Continuing Employee onto the payroll of Purchaser (or an Affiliate of Purchaser that is a participating employer in the Purchaser 401(k) Plan). Each Continuing Employee shall become eligible to participate in the Purchaser 401(k) Plan as promptly as reasonably practicable following the completion of the transition of such Continuing Employee onto the payroll of Purchaser (or an Affiliate of Purchaser that is a participating employer in the Purchaser 401(k) Plan) (giving effect to the service crediting provisions of Section 5.10(b)).” (i) Section 5.10(f) of the Purchase Agreement shall be replaced in its entirety with the following: “Prior to the Effective Time, Sellers shall take all commercially reasonable actions necessary (i) to cause all Excluded Employees (and their eligible dependents) to cease participating in the Benefit Plans (other than the Bank 401(k) Plan) no later than immediately prior to the Effective Time, (ii) for all of the liabilities and obligations and, where applicable, assets (including pursuant to any related trusts, except as otherwise set forth in Section 5.10(f)(iv)) under the Benefit Plans set forth on Section 5.10(f)(ii) of the Sellers’ Disclosure Schedule, other than the liabilities and obligations and, where applicable, assets with respect to the Continuing Employees, to be assumed by employee benefit plans, programs and policies of Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) no later than immediately prior to the Effective Time, such that, from and after the Effective Time, the Bank and the Transferred Subsidiaries and such Benefit Plans shall have no such liabilities or obligations other than those with respect to the Continuing Employees (and their eligible dependents), provided, that the portion of the assets that shall be assumed by Sellers or their Affiliates pursuant to this Section 5.10(f)(ii) shall be determined based on the proportion of the aggregate liabilities under the applicable Benefit Plan that is assumed by Sellers or their Affiliates or as otherwise required by law (including, without limitation, under Section 414(l) of the Code and Section 4044 of ERISA), provided, that, with respect to the MUFG Union Bank, N.A. Retirement Plan, (x) the liabilities, obligations and assets with respect to the Continuing Employees shall be transferred to a retirement plan and trust newly established at the Bank or a Transferred Subsidiary or Purchaser (at Purchaser’s election as communicated to Sellers prior to the transfer) (“Continuing Employee Retirement Plan”) and the liabilities, obligations and assets with respect to the Excluded Employees (and their eligible dependents) shall remain with the MUFG Union Bank, N.A. Retirement Plan, and (y) Sellers shall take any and all actions required to transfer the sponsorship of the MUFG Union Bank, N.A. Retirement Plan and the MUFG Union Bank, N.A. Retirement Plan Trust to Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) effective immediately prior to and contingent upon the occurrence of the Effective Time (unless the Sellers and Purchaser agree otherwise in good faith);

7 4884-1338-1133 v.13 provided, further, that, to the extent permitted by law (including, without limitation, under Section 414(l) of the Code and Section 4044 of ERISA) where the assets of the MUFG Union Bank, N.A. Retirement Plan are held in the form of non-cash securities and are required to be transferred to the Continuing Employee Retirement Plan, the securities shall be liquidated to cash and the proceeds, net of any reasonable transaction costs required to be incurred in the liquidation of such assets, shall be the maximum amount that may be transferred to the Continuing Employee Retirement Plan, (iii) to transfer the sponsorship of the Benefit Plans set forth on Section 5.10(f)(iii) of the Sellers’ Disclosure Schedule, and any associated trust, to the Bank or a Transferred Subsidiary, no later than immediately prior to the Effective Time; provided, that Seller (or its applicable Affiliates, other than the Bank and the Transferred Subsidiaries) shall assume or retain, as applicable, all liabilities and obligations for all worker’s compensation, short- and long-term disability, medical, prescription drug, dental, vision, life insurance, accidental death and dismemberment or other welfare benefit claims incurred by Excluded Employees prior to the Effective Time that are (and to the extent) covered under the terms of such Benefit Plan; provided, further, that for this purpose, a claim shall be deemed to be incurred (w) in the case of workers’ compensation and short- and long- term disability benefits (including related health benefits), at the time of the injury, sickness or other event giving rise to the claim for such benefits, (x) in the case of medical, prescription drug, dental or vision benefits, at the time that professional services, equipment or prescription drugs covered by such Benefit Plan are obtained, (y) in the case of life insurance benefits, upon death, and (z) in the case of accidental death and dismemberment, at the time of the accident, and notwithstanding the foregoing, in the case of a hospital stay or similar confinement that begins prior to the Effective Time and ends on or after the Effective Time, Seller (or its applicable Affiliate, other than the Bank and the Transferred Subsidiaries) shall be responsible for the cost of all professional services, equipment, and prescription drugs provided during such hospital stay or similar confinement in accordance with the terms and conditions of such Benefit Plan, and (iv) to transfer the sponsorship of the Benefit Plans set forth on Section 5.10(f)(iv) of the Sellers’ Disclosure Schedule to Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) no later than immediately prior to the Effective Time.” (j) Section 5.11(b) of the Purchase Agreement shall be amended by inserting the following sentence at the end of the provision: “Purchaser shall cause the Bank to change its legal name to remove any reference to “MUFG” or any Seller Marks by the earlier of (x) the Bank Merger (it being understood that the legal name of the Bank will be changed by operation of the Bank Merger and the Bank Merger will occur in connection with the conversion of the Bank’s systems to the Purchaser’s systems) and (y) the one (1) year anniversary of the Closing

8 4884-1338-1133 v.13 Date.” (k) Section 5.11 of the Purchase Agreement shall be amended by adding the following as a new clause (i): “In the event Sellers or their Affiliates provide or make available any Excluded Data to the Purchaser or its Affiliates in connection with the Transactions, then the Sellers acknowledge and agree that Purchaser and its Affiliates shall be deemed authorized recipients thereof, and shall not be required to notify Sellers of such receipt. For purposes of this Section 5.11(i), “Excluded Data” means any Personal Information or Confidential Information relating to the Sellers or their Affiliates (other than the Bank and the Transferred Subsidiaries) or their past, current or potential customers, employees, directors and contractors or the Excluded Assets and Liabilities, whether on its own or combined, commingled or aggregated with data (including Personal Information or Confidential Information) relating to the Bank and the Transferred Subsidiaries.” (l) Section 5.12 of the Purchase Agreement shall be amended and restated in its entirety as follows: “Section 5.12 Intercompany Items. Except as set forth in Section 5.12 of the Sellers’ Disclosure Schedule, prior to the Closing, Sellers shall take, or cause to be taken, all such actions necessary so that (a) all Related Party Contracts are terminated (except for any Transaction Document and any other agreement (mutually agreed in form among the parties hereto) to effectuate the actions contemplated by any Transaction Document, including (i) the delivery of services under the Transitional Services Agreement or Reverse Transitional Services Agreement, (ii) the Client Hedge Transactions and Excluded Hedge Transactions and (iii) any other Related Party Contracts contemplated to be entered into by any Transaction Document by the parties thereto), and (b) all outstanding Intercompany Receivables or Intercompany Payables shall have been settled or paid (other than those under Related Party Contracts that are not required to be terminated prior to the Closing pursuant to clause (a)); provided that the parties hereby agree to work in good faith to agree upon mutually acceptable procedures for the settlement or payment of (i) such amounts in a tax-efficient manner and (ii) any trailing activities. Without limiting Purchaser’s rights under Section 5.1(a), at least thirty (30) days prior to the Closing, Sellers shall (A) deliver to Purchaser a schedule of key transaction terms of each Related Party Contract set forth in Section 5.12(a)(6) of the Sellers’ Disclosure Schedule, and (B) make available to Purchaser a true, correct and complete copy of each material Related Party Contract as set forth in Section 5.12(a)(7) of the Sellers’ Disclosure Schedule (other than material Related Party Contracts as set forth in Subitem a and b thereof, which are executed substantially in the form of the standard form agreements provided by Sellers to Purchaser prior to

9 4884-1338-1133 v.13 May 10, 2022). After the Closing, (1) Purchaser and Sellers shall cooperate prior to the renewal of any Contract set forth on Section 5.12 of the Sellers’ Disclosure Schedule, and at the reasonable request of Purchaser, Sellers shall take such actions required to terminate any such Contracts prior to the applicable renewal period, including by sending nonrenewal notices to any Third Party to any Contract set forth on Section 5.12(a)(7) of the Sellers’ Disclosure Schedule in accordance with the terms of such Contract, and (2) upon the reasonable request of Purchaser, Sellers shall cooperate with Purchaser to amend the terms of, or terminate, any Contract set forth on Section 5.12 of the Sellers’ Disclosure Schedule that has not been entered into in the ordinary course of the business of the Bank and on arms’ length terms, including, with respect to any Contract set forth on Section 5.12(a)(7) of the Sellers’ Disclosure Schedule, by entering to bilateral arrangements between the Bank and Seller (or its applicable Affiliate) so that the economic terms under such Contract as between the Bank and Seller (or its applicable Affiliate) reflect arms’ length terms.” (m) Section 5.14(a) of the Purchase Agreement shall be amended and restated in its entirety as follows: “(a) Pursuant to the terms and conditions contained in the P&A Agreement, Sellers shall cause Bank and the Transferred Subsidiaries to transfer to Sellers and their Affiliates (other than the Bank or the Transferred Subsidiaries), as designated by the Sellers, and Sellers shall, or cause their Affiliates to, purchase and assume the assets and liabilities described in Schedule 4 attached hereto, as may be amended from time to time as mutually agreed by the parties hereto (such assets and liabilities, collectively, the “Excluded Assets and Liabilities” and such transfer or transfers, together with such other transactions described in the Excluded Assets and Liabilities Purchase and Assumption Agreement, the “Excluded Assets and Liabilities Transfer”). Subject to Section 2.7 hereof, the Excluded Assets and Liabilities Transfer shall be completed prior to the Closing; provided that (i) the Excluded Commercial Card Business shall be transferred by the Bank to Seller Bank after the Closing pursuant to the Excluded Commercial Card Business Purchase and Assumption Agreement, on the terms and subject to the conditions thereof; (ii) the GCIB Group A Deposits shall be transferred by the Bank to Seller Bank prior to or after the Closing pursuant to the GCIB Deposit Agreement, on the terms and subject to the conditions thereof; and (iii) the Stranded Trades, Stranded Loans and Stranded LOCs shall be transferred by the Bank to Seller Bank prior to or after the Closing pursuant to the Derivatives, Loans and Letters of Credit Agreement, on the terms and subject to the conditions thereof.” (n) Section 5.22 of the Purchase Agreement shall be amended and restated in its entirety as follows:

10 4884-1338-1133 v.13 “On the Closing Date, Purchaser (or the Purchaser Bank) and Sellers shall cause to be executed and delivered (i) a Transitional Services Agreement, substantially in the form attached hereto as Annex B (the “Transitional Services Agreement”), (ii) a Reverse Transitional Services Agreement, substantially in the form attached hereto as Annex C (the “Reverse Transitional Services Agreement”), and (iii) a Registration Rights Agreement, substantially in the form attached hereto as Annex D (the “Registration Rights Agreement”), in each case with any changes or modifications thereto mutually agreed by Sellers and Purchaser. On or as promptly as practicable following May 10, 2022, Bank and Seller Bank shall enter into an Excluded Commercial Card Business P&A Agreement, substantially in the form attached hereto as Annex E and as mutually agreed by the parties hereto (the “Excluded Commercial Card Business P&A Agreement”), with any changes or modifications thereto mutually agreed by Sellers and Purchaser; for the avoidance of doubt, the parties hereto agree that any assets and liabilities related to accounts that are reclassified as Transferred Accounts (as defined in the Excluded Commercial Card Business P&A Agreement) pursuant to Section 3.2(b) of the Excluded Commercial Card Business P&A Agreement shall no longer be considered Excluded Assets and Liabilities from and after the date of such reclassification. On or as promptly as practicable following May 10, 2022, the Sellers, Seller Bank, the Bank and Purchaser shall enter into a GCIB Deposits Agreement, substantially in the form attached hereto as Annex F and as mutually agreed by the parties hereto (the “GCIB Deposits Agreement”), with any changes or modifications thereto mutually agreed by Sellers and Purchaser; for the avoidance of doubt, the parties hereto agree that any assets or liabilities related to Reclassified Group C Accounts (as defined in the GCIB Deposits Agreement) pursuant to Section 2.1 of the GCIB Deposits Agreement shall no longer be considered Excluded Assets and Liabilities from and after the date of such reclassification. On or as promptly as practicable following May 10, 2022, the Sellers, Seller Bank, the Bank and Purchaser shall enter into an Derivatives, Loans and Letters of Credit Agreement, substantially in the form attached hereto as Annex G and as mutually agreed by the parties hereto (including the Master Risk Participation Agreement, between the Bank and Seller Bank attached as Annex A thereto, the LOC Participation Agreement between the Bank and Seller Bank attached as Annex B thereto, and the Loan Participation Agreement between the Bank and Seller Bank attached as Annex C thereto, the “Derivatives, Loans and Letters of Credit Agreement”), with any changes or modifications thereto mutually agreed by Sellers and Purchaser; for the avoidance of doubt, the parties hereto agree that any assets or liabilities related to the Stranded Trades, Stranded Loans and Stranded LOCs are part of the Excluded Assets and Liabilities.”

11 4884-1338-1133 v.13 (o) Section 5.24 of the Purchase Agreement shall be amended by adding the following as a new clause (d): “For the avoidance of doubt, the Carveout Financial Statements made available to Purchaser on or after May 10, 2022 will reflect the updated scope of the Transactions. The balance sheet for the Bank and the Transferred Subsidiaries as of December 31, 2021 contained in such Carveout Financial Statements will not include any Excluded Assets and Liabilities, other than the GCIB Group A Deposits and the Excluded Commercial Card Business, and will reflect all assets and liabilities of the Bank and the Transferred Subsidiaries (after giving effect to the Excluded Assets and Liabilities Transfer, other than the GCIB Group A Deposits and the Excluded Commercial Card Business) required to be set forth on such balance sheet, including the GCIB Group A Deposits, the GCIB Group C Deposits and the Excluded Commercial Card Business.” (p) Section 5.25 of the Purchase Agreement shall be amended and restated in its entirety as follows: “Sellers and Purchaser agree that, following the date hereof, they will make good faith efforts towards executing and delivering, as of the Closing, Contracts that would implement the proposed business relationships, including (1) financial service arrangements for Japanese corporate and individual clients to provide services that are similar to such services as provided by Sellers and the Bank prior to Closing, including the Bridge Account Interface Agreement, to be entered into by and between the Bank and Seller Bank prior to Closing, substantially in the form attached hereto as Annex H (the “Bridge Account Interface Agreement”); (2) collaboration in transaction banking services; (3) collaboration in financial technology business; and (4) other areas as mutually agreed to by the parties, in each case, on mutually acceptable terms taking into account each party’s risk appetite and expected economic returns.” (q) ARTICLE 5 of the Purchase Agreement shall be further amended by inserting the following Section 5.28 at the end thereof: “The Sellers and the Purchaser hereby agree to the vendor contracts separation framework attached hereto as Annex I (as may be updated from time to time by mutual agreement of the Sellers and Purchaser, the “Vendor Contracts Separation Framework”) and to implement the terms thereunder in good faith.” (r) ARTICLE 5 of the Purchase Agreement shall be further amended by inserting the following Section 5.29 at the end thereof: “The Sellers and the Purchaser hereby agree to the cost cap framework

12 4884-1338-1133 v.13 attached hereto as Annex J (as may be updated from time to time by mutual agreement of the Sellers and Purchaser, the “Cost Cap Framework”) and to implement the terms thereunder in good faith. Sellers and Purchaser acknowledge and agree that services provided under the Transitional Services Agreement and Reverse Transitional Services Agreement shall be subject to the Cost Cap Framework.” (s) Section 6.1(c) of the Purchase Agreement shall be amended and restated in its entirety as follows: “(c) Excluded Assets and Liabilities Transfer. Subject to Section 2.7 hereof, the Excluded Assets and Liabilities Transfer shall have been consummated, except with respect to the Excluded Commercial Card Business (subject to the Excluded Commercial Card Business P&A Agreement), Stranded Trades, Stranded Loans and Stranded LOCs (subject to the Derivatives, Loans and Letters of Credit Agreement), and the GCIB Group A Deposits (subject to the GCIB Deposits Agreement);” (t) Schedule 4 of the Purchase Agreement shall be amended and restated in its entirety to read as the Schedule 4 set forth in Exhibit A hereto and, accordingly, each reference to “Schedule 4” in the Purchase Agreement shall be deemed a reference to Schedule 4 set forth in Exhibit A hereto. (u) The schedule as set forth in Exhibit B hereto shall be added to the Purchase Agreement as the Schedule 5 attached thereto. (v) The schedule as set forth in Exhibit C hereto shall be added to the Purchase Agreement as the Schedule 6 attached thereto. (w) The Sellers’ Disclosure Schedule shall be amended by the Amendment No. 1 to the Sellers’ Disclosure Schedule, dated as of the date hereof, as set forth in Exhibit D hereto (the “Disclosure Schedule Amendment”) and, accordingly, each reference to the “Sellers’ Disclosure Schedule” in the Purchase Agreement shall be deemed a reference to the Sellers’ Disclosure Schedule, as amended by the Disclosure Schedule Amendment. (x) The form of Excluded Commercial Card Business P&A Agreement as set forth in Exhibit E hereto shall be added to the Purchase Agreement as the Annex E attached thereto. (y) The form of GCIB Deposits Agreement as set forth in Exhibit F hereto shall be added to the Purchase Agreement as the Annex F attached thereto. (z) The form of Derivatives, Loans and Letter of Credit Agreement as set forth in Exhibit G hereto shall be added to the Purchase Agreement as the Annex G attached thereto.

13 4884-1338-1133 v.13 (aa) The form of Bridge Account Interface Agreement as set forth in Exhibit H hereto shall be added to the Purchase Agreement as the Annex H attached thereto. (bb) The Vendor Contracts Separation Framework as set forth in Exhibit I hereto shall be added to the Purchase Agreement as the Annex I attached thereto. (cc) The Cost Cap Framework as set forth in Exhibit J hereto shall be added to the Purchase Agreement as the Annex J attached thereto. 3. No Other Amendments to Purchase Agreement. (a) On and after the date hereof, each reference in the Purchase Agreement to “this Agreement”, “hereto”, “herein”, “hereof”, “hereunder” or words of similar import referring to the Purchase Agreement shall mean and be a reference to the Purchase Agreement as amended hereby. (b) Except as otherwise expressly provided herein, all of the terms and conditions of the Purchase Agreement remain unchanged and continue in full force and effect. 4. Miscellaneous. The provisions of Sections 8.2 – 8.13 (inclusive) of the Purchase Agreement are incorporated into, and shall apply to, this Amendment, mutatis mutandis. [Signature page follows]

Exhibit 4(b) EXECUTION COPY 4884-1338-1133 v.13 IN WITNESS WHEREOF, this Amendment No. 1 has been executed on behalf of each of the parties hereto as of the date first above written. MITSUBISHI UFJ FINANCIAL GROUP, INC. By: Name: Title: MUFG AMERICAS HOLDINGS CORPORATION By: Name: Title: U.S. BANCORP By: Name: Title: